Exhibit 10.6


                            NON-COMPETITION AGREEMENT
                            -------------------------

          This Non-Competition Agreement dated as of May 31, 1997 (the "Agreement"), is entered into by and between Northwest Community Bank ("Covenantor") and Popular, Inc., formerly known as BanPonce Corporation, a Puerto Rico corporation ("Popular").

                               W I T N E S S E T H
                               - - - - - - - - - -

          WHEREAS, Popular, National Bancorp, Inc., a Delaware corporation (collectively, with its subsidiaries "NBI"), and stockholders of NBI entered into a Stock Purchase Agreement dated as of December 6, 1996 (the "Acquisition Agreement") providing, among other things, for the acquisition of all of the outstanding common stock of NBI (the "Acquisition") and its wholly-owned subsidiary, American Midwest Bank & Trust, an Illinois state bank ("AmMid");

          WHEREAS, Covenantor is an affiliated institution of NBI and, pursuant to Section 6.16 of the Acquisition Agreement, hereby enters into this Non-Competition Agreement; and

          WHEREAS, Covenantor acknowledges that as an affiliated institution of NBI, it has become familiar with the customers and related customer information of NBI.

          NOW, THEREFORE, in consideration of and as a condition and inducement to Popular consummating the transactions contemplated by the Acquisition Agreement, and in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, Covenantor and Popular agree as follows:

          1. Covenants.

               (a) Covenantor covenants and agrees that for a period of three
(3) years beginning upon the Closing Date (as defined in the Acquisition Agreement) (the "Non-Competition Period") it shall not knowingly:

                    (i) solicit or cause to be solicited retail or commercial banking business or related business from any of AmMid's customers existing on the signing hereof and AmMid's customers existing on the Closing Date; provided, however, that nothing in this Section 1(a)(i) shall be deemed or construed to prevent general advertisement, mass mailings or other marketing efforts soliciting retail or commercial banking business provided that such advertisement, mass mailings or other marketing efforts are not specifically targeted at customers of AmMid; and provided, further, that nothing contained in this Section 1(a)(i) shall prevent, or be deemed to prevent, the rendering of, or the making of a proposal to render, retail or commercial banking services by Covenantor to any customer of AmMid in response to an unsolicited request from such customer therefor, or prevent the withdrawal of any account or termination of relationship of any entity owned or controlled by Covenantor or in which Covenantor is a general partner; or

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                    (ii) without the prior written consent of Popular,
     within a five (5) mile radius of AmMid, either alone or in partnership or jointly or in conjunction with any person or persons, financial institution, firm, association, syndicate, company or corporation as principal, agent, employee, officer, director, shareholder, consultant, investor or advisor or in any other manner whatsoever establish a facility to: (A) carry on or be engaged in the commercial or retail banking or related business or do any other business under the name of "American Midwest Bank & Trust" (or any derivation thereof); or (B) carry on or engage in the commercial or retail banking business generally; provided, however, that this Section 1(a)(ii) shall not prohibit Covenantor from owning less than 5% of the outstanding stock of any class of a retail or commercial banking institution or corporation controlling a retail or commercial banking institution which is publicly traded, so long as he has no active participation in the business or management of such corporation or financial institution.

               (b) Covenantor agrees that during the Non-Competition Period, it will not offer or cause to be offered employment to or hire or cause to be hired any person who is employed by AmMid on the date hereof or on the Closing Date, except with the prior written consent of Popular; provided, however, that Covenantor shall not be prohibited from either:

                    (i) placing in any mass media any general advertisement for prospective employees, provided that such advertisement is not specifically targeted at employees of AmMid; or

                    (ii) employing a person whose employment was terminated by Popular.

               (c) Covenantor agrees that it shall not disclose to others or use, or allow others to use, for business solicitation purposes, whether directly or indirectly, any information about AmMid's customers, including but not limited to the identity thereof and loan and account balances, which is not available to the general public and was learned by Covenantor as a consequence of its relationship with NBI or AmMid. Covenantor acknowledges that such information is specialized, unique in nature and of great value to Popular, as purchaser of NBI.

          2. Remedies. Covenantor acknowledges that the covenants and agreements which it has made in this Agreement are reasonable and are required for the reasonable protection of Popular's purchase of NBI. Covenantor agrees that the breach of any covenant or agreement contained herein will result in irreparable injury to Popular, and that in addition to all other remedies provided by law or in equity with respect to the breach of any provision of this Agreement, Popular, its subsidiaries and their successors and assigns will be entitled to enforce the specific performance by Covenantor of its obligations hereunder and to enjoin it from engaging in any activity in violation hereof and that no claim by Covenantor against Popular, its subsidiaries or their successors or assigns will constitute a defense or bar to the specific enforcement of such obligations. In the event of a lawsuit, Popular shall be entitled to recover from Covenantor reasonable attorney's fees and costs of litigation. In the event of a breach or a violation by

Covenantor of any of the provisions of this Agreement, the running of the Non-Competition Period (but not of Covenantor's obligations hereunder) shall be tolled during the period of the continuance of any actual breach or violation.

          3. Partial Invalidity. The various covenants and provisions of this Agreement are intended to be severable and to constitute independent and distinct binding obligations. Should any covenant or provision of this Agreement be determined to be void and unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision or part thereof, and such covenant or provision or part thereof shall be deemed modified to the extent required to permit enforcement. Without limiting the generality of the foregoing, if the scope of any covenant contained in this Agreement is too broad to permit enforcement to its full extent, such covenant shall be enforced to the maximum extent permitted by law, and Covenantor hereby agrees that such scope may be judicially modified accordingly.

          4. Assignment. Covenantor agrees that this Agreement may be assigned by Popular to any direct or indirect majority owned affiliate of Popular and that upon such assignment, such affiliate shall acquire all of Popular's rights under this Agreement, including, without limitation, the right of assignment set forth in this Section 4.

          5. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

          6. Notice. Any notice or other communication required or permitted to be given hereunder shall be determined to have been duly given to any party or parties:

               (a) upon delivery to the address of such party or parties specified below if delivered in person or by courier, or if sent by certified or registered mail (return receipt requested), postage prepaid, or

               (b) one business day following dispatch if transmitted by confirmed telecopy or other means of facsimile, in any case to the party or parties at the following address(es) or telecopy number(s), as the case may be:

               If to Covenantor:

               Northwest Community Bank
               1845 E. Rand Rd.
               Prospect Heights, IL  60070
               Attention:  President
               with a copy to:

               Office of Victor J. Caccitore, Esq.
               527 South Wells Street
               Suite 800
               Chicago, Illinois  60607
               Attention:  Thomas H. Jacobs, Esq.

               If to Popular:

               Popular, Inc.
               209 Munoz Rivera Avenue
               Hato Rey, Puerto Rico  00918
               Attention:  President

               with a copy to:

               Vedder, Price, Kaufman & Kammholz
               222 North LaSalle Street
               Suite 2600
               Chicago, Illinois  60601-1003
               Attention:   Robert J. Stucker, Esq.
                            Douglas M. Hambleton, Esq.

          7. Waiver of Breach. The waiver by either party hereto of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

          8. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, without giving effect to the principles of conflicts of laws thereof.

          9. Entire Understanding. This Agreement and the agreements referred to herein constitute the entire understanding and shall not be changed, altered, or modified except by the written consent of both parties.

          10. Survival. If the Acquisition Agreement is terminated in accordance with its terms, this Agreement shall terminate and be null and void. All of the provisions herein shall survive the Closing Date.

         11. Binding Effect. This Agreement shall be binding upon Covenantor's successors and assigns and the successors and permitted assigns of Popular.


                               [SIGNATURES FOLLOW]

         IN WITNESS WHEREOF, the party has executed this Non-Competition Agreement on the date first above written.


                                            NORTHWEST COMMUNITY BANK


                                            By: /s/ Michael A. Speziale
                                                --------------------------------
                                            Its: President/CEO


                                            POPULAR, INC.


                                            By: /s/ Richard L. Carrion
                                                --------------------------------
                                            Its: President, Chairman of the
                                                 Board & CEO